1 | © 2015 Infinera Infinera To Acquire Transmode Establishes an End-to-End Portfolio Investor Briefing April 2015 Exhibit 99.3

2 | © 2015 Infinera
This presentation contains "forward-looking" statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-
looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business; any statements of the plans, strategies, and objectives of management for future operations;
any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the items mentioned.
These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These risks and uncertainties include, but are not limited to, the risk that Transmode shareholders fail to tender more than 90% of Transmode’s outstanding shares, that any other closing conditions are not satisfied, and that the transaction may not close; the risk that Transmode’s and Infinera’s businesses will not be integrated successfully; the risk that synergies will not be realized or realized to the extent anticipated; the risk that the combined company will not realize on its financing or operating strategies; the risk that litigation in respect of either company or the transaction could arise; and the risk that disruption caused by the combined company would make it difficult to maintain certain strategic relationships. These risks and uncertainties also include those risks and uncertainties discussed in the offer document to be filed with the Swedish
Financial Supervisory Authority and in the Registration Statement on Form S-4 to be filed with the SEC, those risks and uncertainties identified under the heading “Risk Factors” in the Infinera Annual Report on Form 10-K for the year ended
December 27, 2014, filed with the SEC, and those risks and uncertainties identified in any subsequent reports filed with the SEC by Infinera. Our SEC filings are available on our website at www.infinera.com and the SEC’s website at www.sec.gov.  We assume
no obligation to, and do not currently intend to, update any such forward-looking statements.
Safe Harbor

3 | © 2015 Infinera
Market Inflections
Transport Becoming Strategic
• Networks Simplifying to New
Model of Cloud Services and
Intelligent Transport
Vision: Enable An Infinite Pool of Intelligent Bandwidth
Poised to take off
• Scalable Optics and Integrated
Packet-Optical Key for
Simplification

4 | © 2015 Infinera
Multi Market Strategy – Horizontal Expansion
$15.3B (2019) – Transport Market
Source: Infonetics Q4 2014 Market Forecast
Metro
Edge
Metro
Access
Metro Aggregation
Metro
Core
3. Penetrate
LH Core
1. Grow
Cloud
2. Seize

5 | © 2015 Infinera
Building the End-to-End Portfolio
Metro
Edge
Metro
Access
Metro Aggregation
Metro
Core
Cloud
LH Core
Cloud Xpress
Sliceable Photonics
DTN-X
XTC4/10
XTC4
Opportunity to Accelerate into Metro Aggregation

6 | © 2015 Infinera
Introducing Transmode: A Leader in Metro Packet-Optical
•
Stockholm, Sweden
•
NASDAQ Stockholm (TRMO)
•
281 employees worldwide 2014
•
Packet-Optical metro network solutions
•
650 customers, 50000+ systems deployed
•
History of profitability
2014: $120M Net Sales, 50.7% Gross Margin, 7.6% Operating Margin
2009-2014: 50.3% Avg. Gross Margin, 13.4% Avg. Operating Margin
•
#1 Packet-Optical in EMEA
•
Applications: Business Ethernet, Mobile fronthaul/
backhaul, Broadband Aggregation
Source: Infonetics 2014 Financials as per IFRS; 1 USD = 7.78 SEK (Dec 2014)

7 | © 2015 Infinera
Outstanding Strategic Fit
Source: Q4 2014 INFN: Non-GAAP, TRMO: IFRS;  Infonetics 2014, Dell’Oro 2014
#1 Packet
Optical
EMEA
#1 100G
WDM
ex-China
Strong
NA Base
Strong
EMEA
Base
PICs
SDN
Power
Efficient
Systems
Long
Haul
Wireless
Back &
Fronthaul
Subsea
46%
Gross
Margin
52%
Gross
Margin
Metro
Core
Metro
Cloud
Metro
Access,
Edge, Core

8 | © 2015 Infinera
Transmode’s Leadership in Metro
Lowest
Power
& Space
50000+
Systems
650+
Customers
#1
Packet
Optical
EMEA
Source: Infonetics 2014
TM-Series
10G/100G Packet-Optical
Ethernet, Wireless back-
haul / fronthaul
TG-Series
Biz. Service
Wireless backhaul
CPE / PON Biz. Service
Wireless backhaul
WDM access

9 | © 2015 Infinera SDN Control Metro Edge Metro Access Metro Aggregation Metro Core Cloud LH Core DTN-X XTC4/10 Cloud Xpress XTC4 Sliceable Photonics Complementary Product Set

10 | © 2015 Infinera
Common
#1 100G WDM WW ex-China
Leader in ICP, NA Cable, Wholesale & Ent.
First mover in Metro Cloud for ICPs
#1 Packet-Optical EMEA
Strength in cable, wireless back/front
haul, Ethernet services
Leverage Strengths, Cross-Sell
Source: Infonetics 2014, Dell’Oro 2014
Revenue Growth
Opportunity
Complementary Customer Base

11 | © 2015 Infinera
Product
Mix
Geographic
Mix
Complementary Market Offerings
2014
Metro 2%
Long-Haul
98%
Metro 100%
Americas
76%
APAC 4%
EMEA
20%
Americas
14%
APAC 4%
EMEA
82%
Combined
Entity
Metro
~18%
Americas
68%
EMEA
28%
APAC 4%

12 | © 2015 Infinera
Transmode’s Strong Financials
5-Year Track Record (‘09-‘14)
•
To grow faster
than the market
Yearly sales growth higher than the
yearly growth of the global market for
Metro WDM equipment
•
To grow profitably
Operating margin of 12% (excluding
extraordinary items) or more over a
business cycle
Management Financial Targets
Source: Transmode FY09 – FY14 IFRS Financial Statements
Revenue
CAGR
Average
Operating Margin
Average
Gross Margin
10.3%
13.4%
50.3%

13 | © 2015 Infinera
Expected Accretive in 2016
Synergistic Financials
• Complementary customer base
• Complementary product & market
• End-to-End portfolio
• Shared culture of deal discipline
• Volume synergies
• Leverage technologies across portfolio
• More leveraged investments
2015E is Financial Analyst Consensus
TRMO: IFRS statements
1 USD = 7.78 SEK (Dec 2014), 8.5 SEK (Mar 2015)
•
TAM expansion
•
Revenue growth
•
High Gross Margins
•
Increased R&D Pool

14 | © 2015 Infinera
Benchmarking Financial Performance
Source: Public financial statements, Weighted average
for INFN+TRMO, ALU = Entire business
YoY Revenue Growth, %
2014
20
10
0
-10
50 40 30
Gross Margin, %
2014
INFN +
TRMO
Ciena
ALU
Cyan
MRV
Adva

15 | © 2015 Infinera
Compatible Philosophies
•
Play to Win
•
Customer First
•
Top-rated for Services and Support
•
Product Excellence
•
#1 100G WDM Worldwide, ex-China
•
#1 Packet-Optical EMEA
•
Profitability
•
Market leading Operating & Gross Margins
Culture + Talent + Business + Technology
Source: Infonetics 2014, Dell’Oro 2014

16 | © 2015 Infinera
A Transaction Good for All Stakeholders
Investors
•
Allows combined company to address $15.3B DWDM TAM (2019)
•
Combines two of the most profitable companies in the industry
•
Expected accretive to non-GAAP EPS in 2016; neutral to slightly dilutive 2H’15
Customers
•
Combined company would be able to deliver an End-to-End product portfolio
•
Shared culture of customer first, strong technology and product excellence
•
Scale of combined company would allow for further investment in technologies to allow continued differentiation
Employees
•
Ability to market and sell an End-to-End portfolio of products to address customers’ needs
•
Ability to develop compelling solutions with strong combined knowledge base
Source: Infonetics 2014

17 | © 2015 Infinera
Infinera + Transmode
•
Full Metro portfolio accelerates 100G metro share
•
End-to-End portfolio, $15B market*
•
Complementary customers and geographies
•
Expected non-GAAP EPS accretive in 2016
•
Common philosophy of profitable growth has led to
strong financial results
•
Shared culture and talent driving product excellence
•
Technology leadership for Packet-Optical & Metro
vision acceleration
*Source: Infonetics Q4 2014 Market Forecast for 2019

18 | © 2015 Infinera
Key Transaction Details
Anticipated Close
•
Third quarter of 2015
Closing Conditions
•
Tender of more than 90% of the shares of Transmode
•
Customary closing conditions and approvals
Transaction
Consideration
•
Approximately 109 SEK per share in stock and cash
o
For every 10 shares of Transmode, shareholders will receive SEK 300 in cash and
4.705 Infinera shares
o
Total of approximately 13.0 million new Infinera shares issued and $96 million in cash
o
Transmode shareholders to own ~8.7% of combined company
•
Approximately $350 million total equity value
Financial Impact
•
Companies have highest gross margins in the industry
•
Cash consideration funded by Infinera balance sheet
•
Expected to be accretive to non-GAAP EPS in 2016; neutral to slightly dilutive 2H’15
Other Terms
•
POD Investment AB, Transmode’s largest shareholder has signed irrevocable undertaking to support transaction and lockup agreement

19 | © 2015 Infinera
This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares. This communication is for informational purpose only. The exchange offer will not be made to, nor will exchanges be accepted from, or on behalf of, holders of shares in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not comply with the laws of that jurisdiction. The acceptance period for the exchange offer for shares of Transmode described in this communication has not commenced.
In connection with the proposed combination of Infinera and Transmode, Infinera will file an offer document with the Swedish
Financial Supervisory Authority and a prospectus and a Registration Statement on Form S-4 with the SEC.
Shareholders of Transmode should read the above referenced documents and materials carefully when such documents and materials become available because they contain important information about the transaction.
Shareholders of Transmode may obtain free copies of these documents and materials, any amendments or supplements thereto and other documents containing important information about Infinera and the transaction, once such documents and materials are filed or furnished, as applicable, with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the
documents and materials filed with the SEC by Infinera will also be available free of charge on Infinera’s website at
www.infinera.com under the heading “SEC Filings” in the “Company—Investor Relations” portion of Infinera’s website. More information about the exchange offer, including the formal announcement of the offer and the offer document to be filed with and approved by the Swedish Financial Supervisory Authority, can be found on www.infinera.se.
Disclaimer

20 | © 2015 Infinera Thank You www.infinera.com